Exhibit 99.1

NexMetals Expands the Selebi System Intersecting 10.40 Metres of 6.82% CuEq (3.09% Cu, 1.83% Ni) at Selebi Main, 320 Metres Beyond the 2024 MRE

Vancouver, British Columbia, May 7, 2026 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (“NEXM” or the “Company”) is pleased to report assay results from its surface drilling program at the Selebi Mines Project in Botswana, targeting the gap between the Selebi Main and North deposits and advancing resource expansion. The Selebi Mines Project comprises two deposits, Selebi Main and Selebi North, which host a combined Mineral Resource of 3.0 Mt at 2.92% CuEq (0.90% Cu and 0.98% Ni) Indicated and 24.7 Mt at 3.40% CuEq (1.50% Cu and 0.92% Ni) Inferred. Drilling has intersected mineralization 320 metres beyond the 2024 Mineral Resource Estimate (“2024 MRE”), confirming strong down-plunge continuity and highlighting the potential for additional mineralized horizons at depth at Selebi Main.

What You Need to Know: Mineralization Expanded at Selebi Main

●	SMD-26-209 intersected 10.40 Metres of 6.82% CuEq (3.09% Cu, 1.83% Ni), located 320 metres down-dip of the 2024 MRE.
●	Results are consistent with SMD-25-205 (11.05 metres of 7.31% CuEq, see news release dated February 26, 2026), located 350 metres to the northeast, demonstrating expansion potential within the Flexure Zone, extending down-dip and down-plunge from Selebi Main.
●	SMD-25-201 and SMD-25-203 tested the southern portion of the 2km gap between the Selebi Main and Selebi North deposits:

○	SMD-25-201 intersected multiple intervals of massive sulphide mineralization (see news release dated January 20, 2026).
○	SMD-25-203 intersected 16.10 metres of sulphide mineralization, located 385 metres down-plunge of SMD-25-201 and 620 metres beyond the 2024 MRE (see Table 1).

●	Based on drilling results and borehole electromagnetic (“BHEM”) data, follow-up drilling is now focused on a 200-metre spacing, with the goal of incorporating these new results into an updated MRE expected to be completed in the second half of 2026.

○	SMD-26-208 intersected three mineralized horizons, including a lower zone with a thickness of 7.45 metres (see Table 1).

●	Four holes are currently in progress at Selebi Main, with a fifth, Company-owned, drill rig recently added to accelerate the program.

What Does This Mean

●	Confirmation that the Selebi Main mineralization extends well beyond 2024 MRE boundaries.
●	A third zone is emerging beneath the two known zones.
●	The updated MRE is expected to have a significantly larger tonnage than the 2024 MRE, at both Selebi Main and Selebi North.

Sean Whiteford, CEO of the Company, commented: “Drilling at Selebi Main continues to demonstrate strong continuity within the Flexure Zone, with mineralization now extending well beyond the limits of the 2024 MRE. Importantly, all holes reported today have returned grades and widths above the 2024 MRE cut-off, reinforcing the quality and consistency of the system as we expand both down-dip and down-plunge. With drilling now tightening to a 200-metre spacing and five rigs active, we are well positioned to support a meaningful increase in the next MRE.”

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Figure 1: Long section of Selebi Main, current drill hole locations relative to the 2024 MRE and the Selebi North deposit.

Figure 2: Selebi Main drill hole locations SMD-25-203, SMD-25-207, SMD-26-208 and SMD-26-209. Borehole electromagnetic plate geometry highlighting new mineralized horizons.

To date, a total of 22,061 metres in 8 completed holes, 1 hole extension, 4 abandoned holes and 4 in-progress holes have been completed as part of the surface drilling program. Assay results for SMD-25-203, SMD-25-207, SMD-25-208 and SMD-25-209 are reported below in Table 1 and drill hole collar details are provided in Table 2.

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Table 1: 2025 Surface Drilling Results

Hole-ID	From (m)	To (m)	Length (m)	Est. True Thickness[1]	Cu (%)	Ni (%)	Co (%)[2]	Zone	CuEq (%)[3]
SMD-25-203	1928.65	1944.75	16.10	15.9	0.76	0.50	0.02	Main Zone	1.78
including	1928.65	1942.15	13.50	13.3	0.86	0.56	0.02	Main Zone	2.02
including	1932.50	1942.15	9.65	9.5	1.10	0.55	0.02	Main Zone	2.22
including	1937.40	1942.15	4.75	4.7	1.42	0.81	0.03	Main Zone	3.09
SMD-25-203	1964.40	1965.45	1.05	0.95	1.64	1.92	0.09	Lower Zone	5.58
SMD-25-203	1968.20	1969.20	1.00	0.90	0.83	1.84	0.02	Lower Zone	4.62
SMD-25-207	1644.90	1645.30	0.40	0.37	0.17	1.88	0.12	Main Zone	4.05
SMD-25-207	1661.85	1663.70	1.85	1.70	1.22	0.58	0.02	Lower Zone	2.42
including	1661.85	1662.35	0.50	0.48	1.02	0.96	0.04	Lower Zone	3.00
SMD-26-208	1581.30	1585.00	3.70	3.55	1.95	1.32	0.06	Main Zone	4.66
including	1581.30	1583.40	2.10	2.01	2.50	2.13	0.09	Main Zone	6.89
SMD-26-208	1589.55	1590.55	1.00	0.85	0.94	1.53	0.06	Main Zone	4.10
SMD-26-208	1611.90	1616.70	4.80	4.70	1.23	0.54	0.02	Lower Zone	2.34
including	1614.40	1616.25	1.85	1.81	1.09	1.11	0.05	Lower Zone	3.38
SMD-26-208	1628.90	1636.35	7.45	7.35	0.67	0.67	0.03	Lower Zone 2	2.05
SMD-26-209	1768.55	1778.95	10.40	10.30	3.09	1.83	0.08	Main Zone	6.82
including	1768.55	1772.20	3.65	3.61	3.45	1.79	0.08	Main Zone	7.72
and	1773.05	1778.95	5.90	5.84	3.27	2.07	0.09	Main Zone	7.21

1Length refers to drillhole length and not true width. True widths are estimated where density of drilling is sufficient for an estimation. Some true widths cannot be estimated due to insufficient drill density.

2Co is not included in the MRE as cobalt analyses are not consistently available throughout the deposit.

3CuEq was calculated using the formula CuEq=Cu+2.06*Ni assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu, and nickel and copper recoveries of 72.0% and 92.4%, respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

Table 2: 2025 Surface Drilling Collar Information

HOLE ID	UTM East	UTM North	Elevation	Dip	True North Azimuth	Hole Length
SMD-25-203	582550.8	7564012.8	905.8	-78.1	112.1	2,010.4
SMD-25-207	582644.0	7563223.9	905.4	-81.2	108.2	1,739.6
SMD-25-208	582752.1	7563358.1	903.6	-78.7	111.0	1678.2
SMD-25-209	582465.3	7563469.4	908.0	-74.7	100.2	1861.9

Detailed Drilling and BHEM Information

SMD-25-203, a 385-metre down-plunge step-out from SMD-25-201, intersected multiple intervals of massive sulphides mineralization over 16.1 metres.

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SMD-25-207, SMD-26-208 and SMD-26-209 were drilled at a 200-metre spacing to allow for the expansion of the Inferred Resource.

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, VP Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101 and Subpart 1300 of Regulation S-K. Sharon Taylor has verified the data disclosed in this news release, including the sampling, analytical and test data underlying the disclosure, through multiple visits to drill sites and sample preparation facilities, assessment and oversight of sample preparation protocols, and review of the QA/QC procedures applied to analytical results received from ALS Chemex. No limitations or failures to verify were identified that could materially affect the results.

Quality Control

The program is being executed using three company-owned underground Zinex U5 drills which were converted into surface A5 drills, and two Marcotte HTM2500s drill purchased by the Company capable of drilling to depths of 2,550 metres (NQ core).

Drill core samples are either NQ (47.75 mm diameter) or BQ (36.40 mm diameter). All samples are ½ core samples cut by a diamond saw on site and the remaining half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Geochemistry in Johannesburg, South Africa. Commercially prepared Blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81). Analyses for Pt, Pd, and Au are by fire assay (30 grams nominal sample weight) with an ICP-AES finish (PGM-ICP23).

Holes are numbered as follows: SMD (Selebi Main Deposit) + year + hole number starting at 201.

BHEM Surveys

The BHEM surveys at Selebi utilize the Crone PEM system operated by local Batswana staff. Survey data is collected using a 3-component fluxgate probe collecting full waveform data. Surveys have been collected using timebases between 50 and 1000ms (0.25 Hz to 5 Hz). The data has been processed to a calculated residual step response to better quantify the conductive sources. This added processing has proven to be highly valuable because of the size of the highly conductive mineralized system.

Technical Report

The 2024 MRE on the Selebi Mines is supported by the technical report entitled “Technical Report, Selebi Mines, Central District, Republic of Botswana” dated September 20, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report”), and the technical report summary entitled “S-K 1300 Technical Report Summary Selebi Mines, Central District, Republic of Botswana, Premium Resources Ltd.” dated December 17, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report Summary”), each prepared by SLR Consulting (Canada) Ltd. for NEXM. Reference should be made to the full text of the Selebi Technical Report, which was prepared in accordance with NI 43-101 and is available on SEDAR+ (www.sedarplus.ca) and the Selebi Technical Report Summary, which was prepared in accordance with Subpart 1300 of Regulation S-K and is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov), in each case, under NEXM’s issuer profile.

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About NexMetals Mining Corp.

NexMetals Mining Corp. is a TSX.V and NASDAQ listed mineral exploration and development company focused on redeveloping the past-producing Selebi and Selkirk copper-nickel-cobalt-platinum group element mines in Botswana. NexMetals has confirmed the scale of mineralization is larger than historical estimates, supported by NI 43-101- and Regulation S-K 1300-compliant resource estimates, with ongoing down-hole geophysics, drilling, and metallurgical programs aimed at expanding resources and supporting future economic studies. The Company is led by an experienced management and technical team with a proven track record in global mineral projects, emphasizing disciplined execution, transparent governance, and long-term stakeholder value creation.

For further information about NexMetals Mining Corp., please contact:

Sean Whiteford

CEO

info@nexmetalsmining.com

1-866-NEXM (6396)

Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company, including: the potential for additional mineralized horizons at depth at Selebi Main; the expansion potential within the Flexure Zone; belief in the emergence of a third zone beneath the two known zones; incorporating new drilling results into an updated MRE expected to be completed in the second half of 2026; the updated MRE having a significantly larger tonnage than the 2024 MRE; and the Company being well positioned to support a meaningful increase in the next Mineral Resource update. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the SEC on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.ca), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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